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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 29, 1995, with respect to the financial statements of Bank One, Pikeville, N.A. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-367) and related Prospectus of Matewan BancShares, Inc. for the registration of up to 690,000 shares of its cumulative convertible preferred stock.

                                          /s/ Ernst & Young LLP

Charleston, West Virginia February 15, 1996